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                                  TERM B NOTE


$15,000,000                                       Chicago, Illinois
                                                  July 11, 1997

    FOR VALUE RECEIVED, the undersigned, REGIS CORPORATION, a Minnesota corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of LaSALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or such lesser principal amount as may be outstanding pursuant to the Credit Agreement (as hereinafter defined) with respect to Term Loan B (as defined in the Credit Agreement), together with interest on the unpaid principal amount of this Note outstanding from time to time.

    This Note is the Term B Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Credit Agreement dated as of June 21, 1994, between the Borrower, the Bank and a certain other party whose interest has been transferred and assigned to the Bank, as amended by that certain Amendment to Credit Agreement dated as of March 10, 1995, that certain Second Amendment to Credit Agreement dated as of July 20, 1995, that certain Third Amendment to Credit Agreement dated as of March 19, 1996, that certain Fourth Amendment to Credit Agreement dated as of July 9, 1996, that certain Fifth Amendment to Credit Agreement dated as of October 28, 1996, that certain Sixth Amendment to Credit Agreement dated as of March 19, 1997, and that certain Seventh Amendment to Credit Agreement dated as of even date herewith (herein, as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"), including, without limitation, the provisions in ARTICLE 4-2 therein. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Term B Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

    The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

    The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on December 31, 1998.

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    Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by the Bank to the Borrower in writing.

    In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

    This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                       REGIS CORPORATION, a Minnesota
                                       corporation
ATTEST:

By: /s/ FRANK E. EVANGELIST            By: /s/ PAUL D. FINKELSTEIN
    -------------------------------        -------------------------------
    Name: Frank E. Evangelist              Name: Paul D. Finkelstein
          -------------------------              -------------------------
    Title: Senior Vice President           Title: President & CEO
           ------------------------               ------------------------

Borrower's Address:

7201 Metro Boulevard
Minneapolis, Minnesota 55439

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